Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
HomeGold Financial, Inc. (f/k/a Emergent Group, Inc.)
and Subsidiaries
Greenville, South Carolina


We Consent to incorporation by reference in the registration statements on Form S-8 (No. 333-07925) 1995 Director Stock Option Plan Stock Plan, (No. 333-07927) 1995 Restricted Stock Agreement Plan, (No. 333-07923) 1995 Officer and Employee Stock Option Plan and (No. 333-20179) Employee Stock Purchase of HomeGold Financial, Inc. of our report dated February 27, 1998, relating to the consolidated balance sheets of HomeGold Financial, Inc. and subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the 1998 Annual Report on Form 10-K of the Company.

                                                   /s/ KPMG Peat Marwick, L.L.P.
                                                      --------------------------
                                                       KPMG Peat Marwick, L.L.P.



Greenville, South Carolina
March 30, 1999

Shareholders and Board of Directors
HomeGold Financial, Inc. (f/k/a Emergent Group, Inc.)
and Subsidiaries
Greenville, South Carolina


We have audited the accompanying consolidated balance sheet of HomeGold Financial, Inc.(f/k/a Emergent Group, Inc.) and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholder's equity, and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts of disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HomeGold Financial, Inc. (f/k/a Emergent Group, Inc.) and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.

                                        /s/ KPMG PEAT MARWICK, L.L.P.
                                        -------------------------------
                                        KPMG PEAT MARWICK, L.L.P.

Greenville, South Carolina
February 27, 1998